                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Strayer Education, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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

                             STRAYER EDUCATION, INC.
                          1100 WILSON BLVD, SUITE 2500
                               ARLINGTON, VA 22209
                                 (703) 247-2500





Dear Fellow Stockholder:


         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Strayer Education, Inc. (the "Corporation"), to be held at 9:00 A.M. LOCAL TIME ON MAY 7, 2003, at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes Street, in ARLINGTON, VIRGINIA.


         At this year's meeting, you will vote on (i) the election of seven out of twelve directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLC as the Corporation's independent auditors and (iii) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.


         Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.


         We look forward to seeing you at the 2003 Annual Meeting of Stockholders.



                                               Sincerely,


                                               /s/ ROBERT S. SILBERMAN


                                               ROBERT S. SILBERMAN
                                               CHAIRMAN OF THE BOARD
                                               AND CHIEF EXECUTIVE OFFICER



April 4, 2003

                             STRAYER EDUCATION, INC.
                          1100 WILSON BLVD, SUITE 2500
                               ARLINGTON, VA 22209
                                 (703) 247-2500


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         The 2003 Annual Meeting of Stockholders of Strayer Education, Inc. (the "Corporation"), will be held at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes Street, in ARLINGTON, VIRGINIA, ON MAY 7, 2003, AT 9:00 A.M. for the following purposes:


         1. To elect seven out of twelve directors to the Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.


         2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Corporation.


         3. To consider and act upon such other business as may properly come before the meeting.


         THIS NOTICE IS BEING SENT TO COMMON STOCKHOLDERS OF RECORD AS OF MARCH 24, 2003. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.


                                         By Order of the Board of Directors


                                         /s/ STEVEN A. MCARTHUR


                                         STEVEN A. MCARTHUR
                                         SECRETARY


Arlington, VA
April 4, 2003

                             STRAYER EDUCATION, INC.
                          1100 WILSON BLVD, SUITE 2500
                               ARLINGTON, VA 22209
                                 (703) 247-2500


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 2003


         This Proxy Statement is furnished on or about April 4, 2003, to holders of the common stock of Strayer Education, Inc. (the "Corporation"), 1100 Wilson Blvd, Suite 2500, Arlington, VA 22209, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the 2003 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. local time on May 7, 2003, at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes Street, in Arlington, Virginia.

         The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services. The Corporation has also retained MacKenzie Partners, Inc. to provide proxy solicitation services for a fee of $5,000 plus reimbursement of its out-of-pocket expenses.

         Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving notice of such revocation to the Secretary of the Corporation at the Corporation's executive offices at 1100 Wilson Blvd, Suite 2500, Arlington, VA 22209, or by attending the meeting and voting in person.

         At the close of business on March 24, 2003, there were 10,652,412 shares of the common stock of the Corporation outstanding and entitled to vote at the meeting. ONLY COMMON STOCKHOLDERS OF RECORD ON MARCH 24, 2003 WILL BE ENTITLED TO VOTE AT THE MEETING, and each share will have one vote. As described beginning on page 2, the Corporation also has a class of convertible preferred stock which is, as of March 24, 2003, convertible into 3,792,913 shares of common stock and which, as a class, is currently entitled to designate five out of twelve members of the Board of Directors of the Corporation. Convertible preferred stockholders are not entitled to vote on the matters for which proxies are being solicited hereby.


                               VOTING INFORMATION

         At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors' nominees for seven common stock directors will require the affirmative vote of a plurality of the common shares present in person or represented by proxy and entitled to vote in the election of directors. Ratification of the appointment of the Corporation's independent auditors and approval of any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the common shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all common stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For," "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast "For" each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a common stockholder present in person or represented by proxy at the meeting, other than the election of directors, has the same legal effect as a vote "Against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the election of directors.

         A common stockholder may, with respect to the election of directors,
(i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.

         Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a common stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.


                                   PROPOSAL 1

                       ELECTION OF COMMON STOCK DIRECTORS

         The Corporation currently has a twelve member Board. The common stockholders are currently entitled to elect seven members of the Board and the convertible preferred stockholders are currently entitled to elect five members of the Board. There is one convertible preferred stock director vacancy at present.

         All seven of the directors which the common stockholders are currently entitled to elect, are to be elected at the Annual Meeting. It is intended that the votes represented by the proxies will be cast for the election as directors (for a term of one year or until their successors are chosen and qualified) of the persons listed below. Each of the nominees is currently a director of the Corporation. There are five other members of our board of directors who are entitled to be elected by the purchasers of our Series A Convertible Redeemable Preferred Stock pursuant to the terms of the Corporation's Series A Convertible Redeemable Preferred Stock. There is currently one vacancy on the Series A Convertible Preferred Stock director slate. The following table and text presents information as of the date of this proxy statement concerning persons nominated for election as common stock directors of the Corporation and a separate table presents information concerning the five directors who are to be elected by the holders of our Series A Convertible Redeemable Preferred Stock, including in each case their current membership on Committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

                       NOMINEES FOR COMMON STOCK DIRECTORS

                                                  BOARD          ELECTED TO        COMMON       VESTED      UNVESTED   CONVERTIBLE
             NAME/TITLE                AGE      COMMITTEES      STRAYER BOARD      STOCK       OPTIONS*      OPTIONS    PREFERRED
             ----------                ---      ----------      -------------      -----       --------      -------    ---------
ROBERT S. SILBERMAN, Chairman and      45       Executive           2001           6,065        233,333      216,667        0
CEO of the Corporation

DR. CHARLOTTE F. BEASON,               55       Nominating          1996           3,450              0            0        0
Director

WILLIAM E. BROCK, Director             72       Nominating          2001             0            3,333        6,666        0

GARY GENSLER, Director                 45         Audit             2001           3,000          3,333        6,666        0

TODD A. MILANO, Director               50      Compensation         1996           15,000             0            0        0

ROBERT L. JOHNSON, Director            56       Nominating          2003           2,000              0            0        0

G. THOMAS WAITE, III, Director         51         Audit             1996           3,128              0            0        0

  ----------
     * Or will vest within 60 days of the date of this proxy statement.

ROBERT S. SILBERMAN ......    has been Chairman of the Board since February 2003
                              and Chief Executive Officer since March 2001. Mr.
                              Silberman was Executive in Residence at New
                              Mountain Capital, LLC from August 2000 to March
                              2001. From 1995 to 2000, Mr. Silberman served as
                              President and Chief Operating Officer (and in certain other capacities) of CalEnergy Company, Inc. From 1993 to 1995, Mr. Silberman was
                              Assistant to the Chairman and Chief Executive
                              Officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr.
                              Silberman has been a Director of the Corporation since March 2001 and is Chairman of the Board's
                              Executive Committee. He also serves on the Board of Directors of Surgis, Inc.

DR. CHARLOTTE F. BEASON ..    is Chair of the Commission on Collegiate Nursing
                              Education (an autonomous agency accrediting baccalaureate and graduate programs in nursing) and Program Director, Office of Nursing Services, at the U.S. Department of Veterans Affairs since
                              1996. Dr. Beason is a member of the Nominating
                              Committee of the Board and also is a member of the Strayer University Board of Trustees.

MR. WILLIAM E. BROCK .....    is the Founder and has been Chairman of BRIDGES
                              Learning Systems, Inc., an education services company, since 1996. From 1988 to 1995, Mr. Brock was the founder and Chairman of the Brock Group, a firm specializing in international trade, investment and human resources. From 1985 to 1987, Mr. Brock served as the U.S. Secretary of Labor.
                              From 1981 to

                              1985, Mr. Brock served as the U.S. Special Trade Representative. From 1977 to 1981 Mr. Brock served as Chairman of the Republican National Committee. Mr. Brock served as a U.S. Senator from the State of Tennessee from 1971 to 1977. Mr. Brock is also a Director of On Assignment, Inc., HealthExtras, Inc. and Federal Medical, Inc. Mr. Brock is Chairman of the Nominating Committee of the Board.

MR. GARY GENSLER .........    served as Under Secretary of the U.S. Department
                              of the Treasury from 1999 to 2001, and before that as Assistant Secretary of the Treasury from 1997 to 1999. From 1988 to 1997, Mr. Gensler was a partner of The Goldman Sachs Group, L.P., where he served in various capacities including co-head of finance, responsible for controllers and treasury worldwide. Mr. Gensler is co-author of "The Great
                              Mutual Fund Trap." He serves as a Trustee of the Baltimore Museum of Art, the Bryn Mawr School and
                              The Enterprise Foundation, and is a member of the Board of Visitors of the University of Maryland
                              Baltimore County and is a member of the Board of the Johns Hopkins Center for Talented Youth. Mr.
                              Gensler also serves on the Management Advisory
                              Board of New Mountain Capital, LLC. Mr. Gensler is Chairman of the Audit Committee of the Board.

MR. TODD A. MILANO .......    has been President and Chief Executive Officer of
                              Central Pennsylvania College since 1989. Mr.
                              Milano is a member of the Compensation Committee of the Board and is also a member of the Strayer
                              University Board of Trustees.

MR. ROBERT L. JOHNSON.....    is the founder and Chief Executive Officer of
                              Black Entertainment Television (BET), a subsidiary of Viacom and the leading African-American operated media and entertainment company in the United States. Mr. Johnson previously held positions at the Washington Urban League and the Corporation for Public Broadcasting. Mr. Johnson serves on the following boards: US Airways; Hilton
                              Hotels Corporation; General Mills; United Negro
                              College Fund; National Cable Television
                              Association; and the American Film Institute. Mr.
                              Johnson is a member of the Nominating Committee of the Board.

MR. G. THOMAS WAITE, III .    has been Treasurer and Chief Financial Officer of
                              the Humane Society of the United States since
                              1993. In 1992, Mr. Waite was the Director of
                              Commercial Management of The National Housing
                              Partnership. Mr. Waite is a member of the Audit
                              Committee and is also a member of the Strayer
                              University Board of Trustees.

          INFORMATION CONCERNING CONVERTIBLE PREFERRED STOCK DIRECTORS

         The following table presents information as of the date of this proxy statement concerning persons who have been elected to our Board of Directors by purchasers of our Series A Convertible Redeemable Preferred Stock. These Directors were initially elected to our Board of Directors in March 2001, except where indicated. There is also currently one vacancy in the convertible preferred stock director slate.

                                        BOARD            ELECTED TO       COMMON        VESTED         UNVESTED       CONVERTIBLE
       NAME/TITLE          AGE        COMMITTEES        STRAYER BOARD      STOCK      OPTIONS (A)      OPTIONS         PREFERRED
       ----------          ---        ----------        -------------      -----      -----------      -------         ---------
STEVEN B. KLINSKY,          46     Compensation and         2001             0                0              0        3,792,913(b)
Director                               Executive


DAVID A. COULTER,           55       Compensation           2002             0            3,333          6,667                0
Director

ROBERT R. GRUSKY,           45       Executive and          2001             0                0              0                0
Director                                 Audit

J. DAVID WARGO,             49        Nominating            2001             0                0              0                0
Director

----------
(a)  Or will vest within 60 days of the date of this proxy statement.

(b) Common Stock Equivalents. See note (a) to "Beneficial Ownership of Common Stock" table below.


MR. STEVEN B. KLINSKY ....    is the Founder and has been the Managing Member
                              and Chief Executive Officer of New Mountain
                              Capital, LLC since January 2000. From 1987 to June
                              1999, Mr. Klinsky was a general partner of Forstmann Little & Co., a private equity firm. Mr.
                              Klinsky was non-executive Chairman of the Board of the Corporation from March 2001 until February
                              2003, is the Board's lead outside director, is a member of the Executive Committee of the Board and is also Chairman of the Compensation Committee of the Board. He also serves on the Board of Directors of Surgis, Inc.

MR. DAVID A. COULTER .....    has been Vice Chairman, J.P. Morgan Chase & Co.
                              since December 2000. Mr. Coulter was Vice Chairman of The Chase Manhattan Corporation from July 2000 to December 2000. Prior to joining Chase, Mr.
                              Coulter led the west coast operations of the Beacon Group, a private investment and strategic advisory firm, and prior to that Mr. Coulter served as the Chairman and Chief Executive Officer of the BankAmerica Corporation. Mr. Coulter currently serves on the Board of Directors of PG&E
                              Corporation, and he is a Trustee of Carnegie
                              Mellon University. Mr. Coulter is a member of the Compensation Committee of the Board.

MR. ROBERT R. GRUSKY .....    has been a Member of New Mountain Capital, LLC
                              since January 2000. Since 2000, Mr. Grusky has also been the managing member of the limited liability company that is the general partner of Hope Capital Partners, L.P., an investment partnership that invests primarily in public equities. From 1998 to 2000, Mr. Grusky served as
                              President of RSL Investments Corporation. From
                              1985 to 1997, with the exception of 1990-1991 when he was on a leave of absence to serve as a White
                              House Fellow and Assistant for Special

                              Projects to the Secretary of Defense, Mr. Grusky served in a variety of capacities, including Vice President, at Goldman, Sachs & Co., first in its Mergers & Acquisitions Department and then in its Principal Investment Area. He is also on the Board of Directors of Surgis, Inc. and a member of the Board of Trustees of Hackley School and the Multiple Myeloma Research Foundation. Mr. Grusky is a member of the Audit Committee of the Board and is also a member of the Executive Committee of the Board.

MR. J. DAVID WARGO .......    has been a Member of New Mountain Capital, LLC
                              since January 2000. Since 1993, Mr. Wargo has also been the President of Wargo and Company, Inc., an investment management company. From 1989 to 1992, Mr. Wargo was a Managing Director and Senior
                              Analyst of The Putnam Companies, a Boston-based investment management company. From 1985 to 1989, Mr. Wargo was a partner and held other positions at Marble Arch Partners. Mr. Wargo is also a
                              Director of On Command Corporation and OPENTV
                              Corporation. Mr. Wargo is a member of the Nominating Committee of the Board.

BOARD COMMITTEES

         The Board of Directors has established an Audit Committee, an Executive Committee, a Compensation Committee and a Nominating Committee. The current Committee membership is as follows:

                            AUDIT      COMPENSATION      EXECUTIVE    NOMINATING
DIRECTOR'S NAME
Robert S. Silberman                                          X
--------------------------------------------------------------------------------
Charlotte F. Beason                                                        X
--------------------------------------------------------------------------------
David A. Coulter                             X
--------------------------------------------------------------------------------
William E. Brock                                                           X
--------------------------------------------------------------------------------
Gary Gensler                  X
--------------------------------------------------------------------------------
Robert R. Grusky              X                              X
--------------------------------------------------------------------------------
Steven B. Klinsky                            X               X
--------------------------------------------------------------------------------
Robert L. Johnson                                                          X
--------------------------------------------------------------------------------
Todd A. Milano                               X
--------------------------------------------------------------------------------
G. Thomas Waite, III          X
--------------------------------------------------------------------------------
J. David Wargo                                                             X
--------------------------------------------------------------------------------

         AUDIT COMMITTEE. For the year ended December 31, 2002, the Audit Committee was composed of Messrs. Grusky (Chair), Gensler and Waite. The Audit Committee is currently composed of Messrs. Gensler (Chair), Grusky and Waite. The Committee performs a variety of tasks, including being directly responsible for the appointment, compensation and oversight of the Corporation's independent accountants, reviewing the Corporation's accounting policies and reviewing the Corporation's unaudited quarterly earnings releases and periodic filings with the Securities and Exchange Commission that include financial statements, and reporting to the Board of Directors. The Audit Committee met four times during the year ended December 31, 2002; each member of the Audit Committee (as it was constituted at those times) attended those meetings. The Audit Committee has adopted a written charter, and all of the members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of The National Association of Securities Dealers' Listing Standards. A report of the Audit Committee is included below in this proxy statement.

         COMPENSATION COMMITTEE. For the year ended December 31, 2002, the Compensation Committee was composed of Mr. Brock and Mr. Milano and until November 2002, former director Charles Ayres. The Compensation Committee is currently composed of Messrs. Klinsky (Chair), Coulter and Milano. The Compensation Committee, subject to the approval of the Board, has the authority and performs all of the duties related to approving the compensation of management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Option Plan. The Compensation Committee met twice during the year ended December 31, 2002; all members of the Compensation Committee (as it was constituted at those times) attended those meetings. A report of the Compensation Committee is included below in this proxy statement.

         EXECUTIVE COMMITTEE. For the year ended December 31, 2002, the Executive Committee was composed of Messrs. Silberman, Grusky and Klinsky and until November 2002, former director Charles Ayres. The Executive Committee is currently composed of Messrs. Silberman (Chair), Grusky and Klinsky. The Executive Committee has the authority to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation in order to undertake such duties and responsibilities as the Board of Directors may authorize by resolution from time to time under applicable corporate law. The Executive Committee did not meet during the year ended December 31, 2002.

         NOMINATING COMMITTEE. For the year ended December 31, 2002, the Nominating Committee was composed of Dr. Beason and Messrs. Klinsky (Chair) and Wargo. The Nominating Committee is currently composed of Dr. Beason and Messrs. Brock (Chair), Johnson and Wargo. The Nominating Committee is composed of independent directors who are responsible for establishing qualifications for potential directors and consider and recommend prospective candidates for Board membership. The Nominating Committee met once during the year ended December 31, 2002; each member of the Nominating Committee (as it was then constituted at that time) attended that meeting. In considering persons to nominate for election as Common Stock Directors, the Nominating Committee will entertain recommendations from Common Stockholders that are submitted in writing to us. Any such recommendations should be sent to the Corporate Secretary, specifying the name of the nominee and the qualifications of such nominee for membership on the Board. All such recommendations will be brought to the attention of the Nominating Committee.


ATTENDANCE AT MEETINGS

         Each Director attended at least 75% of the meetings of the Board and of the meetings of the Board Committees on which he or she served as a member in 2002.


DIRECTORS' COMPENSATION

         Directors who are employees receive no additional compensation for serving as Directors. All Directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings, and during the year ended December 31, 2002 non-employee Directors received $2,000 in cash compensation for each Board of Directors meeting attended. Following the annual shareholders meeting occuring after new Directors first join the Board, under the Corporation's Stock Option Plan, as amended in May 2001, such new directors are also granted options to purchase up to 10,000 shares of common stock pursuant to a mechanical pricing formula resulting in an exercise price set at a premium equal to the risk free rate of return above the then current market price. (Messrs. Klinsky, Grusky and Wargo elected not to receive cash or option compensation for serving on the Board.)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, and upon written representations from certain reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2002, all such filing requirements were met except that Taunus Corporation (an affiliate of DB Capital Partners, L.P., now MidOcean Partners, L.P.) failed to file timely three Form 4 reports that reported a total of 60 transactions. Taunus Corporation made an appropriate payment to the Corporation in respect of those transactions as required under
Section 16(a).

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information regarding the ownership of our common stock as of March 24, 2003, by each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, each of our directors, and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the Securities and Exchange Commission by those persons or upon information otherwise provided by those persons to us. The percentages reflected in the table for each beneficial owner are calculated based on the number of shares of common stock outstanding on the record date plus those common stock equivalents and exercisable options held by the applicable beneficial owner. PERCENTAGES IN THE TABLE BELOW ADD UP TO MORE THAN 100% BECAUSE CERTAIN OF THE SHAREHOLDERS REPRESENT DUPLICATE ENTRIES WHEN MORE THAN ONE INDIVIDUAL OR ENTITY MUST REPORT BENEFICIAL OWNERSHIP AS TO THE SAME SHARES, SEE FOOTNOTES (A) AND (D) BELOW.

                                                                    COMMON STOCK       OPTIONS CURRENTLY
                                                                  EQUIVALENTS FROM       EXERCISABLE OR
                                              COMMON STOCK        PREFERRED STOCK         EXERCISABLE                    PERCENTAGE
          NAME OF BENEFICIAL OWNER         BENEFICIALLY OWNED    BENEFICIALLY OWNED      WITHIN 60 DAYS       TOTAL         OWNED
STOCKHOLDERS
------------
New Mountain Partners, L.P. (a)                          0           3,792,913              1,000,000        4,792,913       31.0%
MidOcean Partners, L.P. (a)                              0           3,792,913              1,000,000        4,792,913       31.0%
FMR Corp. (b)                                    1,385,654                   0                      0        1,385,654       13.0%
Kayne Anderson Rudnick Investment (c)            1,366,743                   0                      0        1,366,743       12.8%
Ron K. and Beverly Bailey (d)                    1,000,000                   0                      0        1,000,000        9.4%
Kornitzer Capital Management, Inc.                 539,900                   0                      0          539,900        5.1%
DIRECTORS:
----------
Steven B. Klinsky (a)                                    0           3,792,913              1,000,000        4,792,913       31.0%
Robert S. Silberman                                  6,065                   0                233,333          239,398        2.2%
Dr. Charlotte F. Beason                              3,450                   0                      0            3,450          *
William E. Brock                                         0                   0                  3,333            3,333          *
David A. Coulter                                         0                   0                  3,333            3,333          *
Gary Gensler                                         3,000                   0                  3,333            6,333          *
Robert R. Grusky                                         0                   0                      0                0          0
Robert L. Johnson                                    2,000                   0                      0            2,000          *
Todd A. Milano                                      15,000                   0                      0           15,000          *
G. Thomas Waite, III                                 3,128                   0                      0            3,128          *
J. David Wargo                                           0                   0                      0                0          0
OFFICERS:
---------
Scott W. Steffey                                     1,964                   0                166,667          168,631        1.6%
Steven A. McArthur                                   3,077                   0                 83,333           86,410          *
Mark C. Brown                                        1,211                   0                 28,333           29,544          *
Lysa A. Hlavinka                                        54                   0                  6,667            6,721          *
Kevin P. O'Reagan                                        0                   0                 26,667           26,667          *
Robert E. Farmer                                     1,877                   0                      0            1,877          *
Sonya G. Udler                                          31                   0                      0               31          *
Dr. J. Chris Toe                                         0                   0                      0                0          0
Michael J. Fortunato                                     0                   0                      0                0          0
ALL OFFICERS AND DIRECTORS (20 PERSONS)             40,857           3,792,913              1,554,999        5,388,769       33.7%

----------
*     represents amounts less than 1%

(a) Based on a Schedule 13D/A filed with the SEC on November 22, 2002. Includes 1,000,000 shares owned by Ron K. and Beverly Bailey and their affiliated foundations, which the stockholders have the option to purchase under a currently exercisable option at $30.00 per share. Includes 2,971,813 and 821,100 shares of Series A Convertible Preferred Stock owned by New Mountain and MidOcean Partners L.P. (formerly DB Capital Partners, L.P.), respectively, pursuant to a shareholders agreement. New Mountain's address is 712 Fifth Avenue, 23rd Floor, New York, NY 10019. New Mountain Investments, L.P. ("NMI") is New Mountain Partners' general partner and New Mountain GP, LLC ("NM") is NMI's general partner. Mr. Klinsky is the sole member of NM. Mr. Klinsky disclaims beneficial ownership of the shares owned by New Mountain, except to the extent of his pecuniary interest therein. MidOcean Partners' address is: 31 West 52nd Street, New York, NY 10019.

(b) Based on a Schedule 13G/A filed with the SEC on February 14, 2003. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. The interest of one person, Fidelity OTC Portfolio, an investment company registered under the Investment Company Act of 1940, in the common stock, amounted to 1,385,600 shares at December 31, 2002. The address is: 82 Devonshire Street, Boston, MA 02109.

(c) Based on a Schedule 13G/A filed with the SEC on February 7, 2003. These shares are owned by several accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Rudnick Investment, LLC, a registered investment advisor. Kayne Anderson Rudnick Investment Management disclaims beneficial ownership of these shares. The address is:
      1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

(d) The shares owned by Mr. and Mrs. Bailey are subject to an irrevocable option to purchase granted New Mountain Partners, L.P. and MidOcean Partners, L.P. (formerly DB Capital Partners, L.P.) which is currently exercisable at $30.00 per share. The option expires on May 15, 2004. The Baileys' address is: c/o BFF, 550 North Reo Street., Suite 300, Tampa, FL 33609-1065.

(e) Based on a Schedule 13G filed with the SEC on March 17, 2003. Kornitzer Capital Management, Inc. is an investment adviser with respect to these shares for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares of common stock.

                                  COMPENSATION

EXECUTIVE COMPENSATION

         The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 2000, 2001 and 2002 for services in all capacities to the Corporation of the Chief Executive Officer and the other four highest compensated executive officers.


                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                   ANNUAL COMPENSATION                           COMPENSATION AWARDS
                                  ------------------------------------------------------     ---------------------------
                                                                                ALL OTHER        SECURITIES UNDERLYING
                                    YEAR         SALARY          BONUS       COMPENSATION(f)         OPTIONS/SAR'S
                                    ----         ------          -----       ------------            -------------
Robert S. Silberman                 2002      $358,750         $300,000         $110,215             100,000 shares(g)
   Chairman & CEO                   2001      $290,242(a)      $265,000         $136,575             350,000 shares
                                    2000           N/A            N/A              N/A

Scott W. Steffey                    2002      $213,281         $170,000          $4,000               25,000 shares(g)
   Executive VP & COO               2001      $170,539(b)      $210,000          $93,150             250,000 shares
                                    2000           N/A            N/A              N/A

Steven A. McArthur                  2002      $179,375         $150,000          $70,755              25,000 shares(g)
   Senior VP & Gen Counsel          2001      $114,569(c)      $135,000          $43,856             125,000 shares
                                    2000           N/A            N/A              N/A

Mark C. Brown                       2002      $179,375         $135,000          $94,161              10,000 shares(g)
   Senior VP & CFO                  2001      $57,212(d)        $70,000          $32,303              85,000 shares
                                    2000           N/A            N/A              N/A

Kevin P. O'Reagan                   2002      $153,750          $75,000            N/A                10,000 shares(g)
   Vice President & CTO             2001      $92,885(e)        $60,000            N/A                40,000 Shares
                                    2000           N/A            N/A              N/A

-------------

(a) Mr. Silberman joined the Corporation in March 2001. The 2001 salary amount is prorated.

(b) Mr. Steffey joined the Corporation in March 2001. The 2001 salary amount is prorated.

(c) Mr. McArthur joined the Corporation in May 2001. The 2001 salary amount is prorated.

(d) Mr. Brown joined the Corporation in September 2001. The 2001 salary amount is prorated.

(e) Mr. O'Reagan joined the Corporation in July 2001. The 2001 salary amount is prorated.

(f) Other Compensation reflects, if applicable, Corporation 401(k) match of $4,000 and reimbursement for relocation expenses and associated tax gross-up.

(g) These options were granted in February 2003. See description below under "Option Grants in Last Fiscal Year."


OPTION GRANTS IN LAST FISCAL YEAR

         The Corporation's Option Plan was adopted in July 1996 and amended by vote of the common stockholders at the May 21, 2001 Annual Meeting to increase the shares authorized for issuance under the Plan by one million additional shares. There were no options granted to the Named Executive Officers for the fiscal year ended December 31, 2002.

         In February 2003, the following options were granted to the Named Executive Officers with an exercise price at the then market price ($53.61), having a six year term and vesting in three annual increments: Mr. Silberman (100,000 options), Messrs. Steffey and McArthur (25,000 options each) and Messrs. Brown and O'Reagan (10,000 options each).


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES*

                                                             NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-MONEY
                                                            UNEXERCISED OPTIONS HELD AT FISCAL             OPTIONS AT FISCAL
                                                                        YEAR END (#)                         YEAR END ($)
                         SHARES ACQUIRED    VALUE REALIZED  -----------------------------------    ---------------------------------
NAME                     ON EXERCISE (#)         ($)           EXERCISABLE      UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
----                     ---------------    --------------     -----------      -------------       -----------        -------------
Robert S. Silberman             0                 $0             116,667           233,333           $2,778,000         $5,556,000
Scott W. Steffey                0                 $0              83,333           166,667            1,984,000         $3,969,000
Steven A. McArthur              0                 $0              41,667            83,333              992,000         $1,984,000
Mark C. Brown                   0                 $0              28,333            56,667              285,000         $  570,000
Kevin P. O'Reagan               0                 $0              13,333            26,667              157,000         $  315,000

----------
* Table does not include the options granted in February 2003 and described above under "Option Grants in Last Fiscal Year."

PEER GROUP-PERFORMANCE GRAPH

         The following performance graph compares the Corporation's cumulative stockholder return on its Common Stock since December 31, 1997 with The NASDAQ Stock Market (U.S.) Index and a self-determined peer group consisting of Apollo Group Inc. (APOL), ITT Educational Services Inc. (ESI), DeVry Inc. (DV), Career Education Corporation (CECO), Corinthian Colleges Corporation (COCO) and Education Management Company (EDMC). At present, there is no comparative index for the education industry. Although the Securities and Exchange Commission ("SEC") requires the Corporation to present such a graph for a five-year period, the Common Stock of some of the peers has been publicly traded only since certain dates noted under the graph. (It should also be noted that the Corporation underwent a significant change in its capital structure and executive management in May 2001.) This graph is not deemed to be "soliciting material" or to be filed with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Act of 1934 ("1934 Act"), and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act or the Securities Exchange Act.

                 COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG STRAYER EDUCATION, INC.
              THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP


                               [GRAPHIC OMITTED]


NAME                                     12/31/97     12/31/98      12/31/99      12/31/00     12/31/01      12/31/02
----                                     --------     --------      --------      --------     --------      --------
Strayer Education, Inc.                     100          107            60            77          148           174
NASDAQ Stock Market (U.S.)                  100          140           259           157          124            85
Peer Group                                  100          134            86           195          231           289

----------
* $100 invested on 12/31/97 in stock or index -- including reinvestment of dividends fiscal year ending December 31.

NOTE: Peer group consists of Apollo Group Inc., Career Education Corp. (since January 1998), Corinthian Colleges, Inc. (since February 1999), DeVry Inc., Education Management Corp., and ITT Education Services Inc.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has prepared the following report on the Committee's policies with respect to the compensation of Executive Officers for 2002. The Corporation's Executive Officer compensation is determined by the Compensation Committee, subject to the approval of the Board. The Compensation Committee meets from time to time during the year as may be required to address compensation and option issues associated with new Officer hires and Director appointments, as well as, if applicable, making option grants as long-term compensation and making other determinations or recommendations with respect to employee benefit plans and related matters. The Committee also meets specifically at the first quarter Board meeting (when audited year-end financials are available) to award bonuses with respect to the just completed fiscal year, and determine Executive Officer salaries with respect to the next fiscal year.


COMPENSATION PRINCIPLES

1. The Compensation Committee believes that compensation of the Corporation's key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2. It is the policy of the Corporation that the three primary components of the Corporation's total compensation package (base salary, cash bonuses and grants of stock options) will be considered in the aggregate in determining the amount of any one component.

3. The Committee believes the Corporation should make initial option grants to Executive Officers upon commencement of employment in order to more closely align their interests with stockholders.

4. The Committee seeks to reward achievement of specific long and short-term individual and corporate performance goals by authorizing annual cash bonuses.

5. The Compensation Committee's criteria for assessing executive performance in any year is based on the Corporation meeting consolidated financial targets set by the Board against an approved budget, and the Committee's exercise of its judgment regarding the performance of Executive Officers against other individual and corporate performance goals approved by the Committee.

6. The Committee's guiding principles are focused on encouraging Officers and Directors to think like owners. To this end, the Committee:

     i. Generally requires Senior Officers to purchase outright in the market and hold during their term of employment a meaningful number of common shares;

     ii. Generally requires commitment by Senior Officers to hold without exercise during their term of employment at least 75% of their granted stock options or, upon exercise, to hold at least 75% of the resulting common shares acquired upon exercise; and

     iii. Encourages Board members to purchase common shares outright in the market and hold these during their term; and

     iv. Requires that those Board members who receive option grants upon joining the Board will have the exercise price of those options set at a premium above the then current market price equal to the risk free rate of return.

         During 2002, the Corporation's executive compensation included a base salary, cash bonus and long-term compensation in the form of stock options awarded under the Corporation's Employee Stock Option Plan. As described above, the cash bonus compensation of executives is designed to compensate executives for the Compensation Committee's assessment of superior performance against consolidated financial targets set by the Board and meritorious and diligent individual efforts. The long-term stock option grants made by the Compensation Committee are intended to align the interests of Executives and the Corporation's Stockholders and thereby to motivate Executives as equity owners to contribute at superior levels in the future and to allow them to share in increased value developed for the Corporation's Stockholders generally.

         The Corporation's Chairman and Chief Executive Officer, has an existing employment agreement with the Corporation which has a term of approximately three years (ending December 31, 2004 unless extended). Mr. Silberman's employment agreement provides for a base salary of $350,000 per annum (subject to annual increases for at least cost of living adjustments). Mr. Silberman is also eligible to receive a target award of at least 75% of base salary, in the form of a bonus for each of the fiscal years during which he is employed, upon meeting certain individual, corporate and financial goals annually approved by the Board. In the event of termination without cause, the employment contract also provides for the payment of three years base salary and, if such termination is in connection with a change of control, an amount equal to three times the latest annual bonus award made to him under the agreement prior to the event of termination without cause.

         At its February 12, 2003 meeting, the Compensation Committee recommended that the Board award Mr. Silberman a cash bonus of $300,000 in order to reflect Mr. Silberman's superior performance and significant accomplishments during the year based on the Corporation meeting specified consolidated financial targets approved by the Board against budget and viewed in the context of his own individual goals and the Corporation's overall performance. In addition, at the Compensation Committee's February 12, 2003 meeting, the Compensation Committee authorized salary increases and cash bonuses to other executives based on the Corporation meeting specified consolidated financial targets approved by the Board against budget and commensurate with the Compensation Committee's subjective assessment of their relative individual performance and in the context of the Corporation's overall performance.

         In reviewing Mr. Silberman's compensation, the Compensation Committee first noted the Corporation had met various annual consolidated financial targets approved by the Board against budget and also subjectively considered Mr. Silberman's significant contribution to the management of the Corporation during the year, including: successfully implementing a variety of new business development, corporate sponsorship and Online business development activities as well as managing the Corporation's successful expansion into North Carolina (three campuses) and obtaining regulatory approval to commence operations in Tennessee (two campuses) and South Carolina (three campuses) and managing the secondary common stock offering of the Corporation which closed in November. In the Committee's view, Mr. Silberman contributed very significantly to the Corporation meeting the Board's annual consolidated financial goals and these various other achievements and accordingly, the Compensation Committee believes his overall compensation was wholly justified.


                             COMPENSATION COMMITTEE:

                            STEVEN B. KLINSKY, CHAIR
                                DAVID B. COULTER
                                 TODD A. MILANO

                            Dated: February 12, 2003


OTHER COMPENSATION PLANS

         The Corporation maintains a retirement plan (the "401(k) Plan") intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age. Employees may contribute up to 10% of their annual wages (subject to an annual limit prescribed by the Internal Revenue Code) as pretax, salary deferral contributions. The Corporation, in its discretion, matches employee contributions up to a current maximum authorized amount under the plan of 2% of annual wages. The Corporation also maintains an Employee Stock Purchase Plan (the "Employee Purchase Plan"). The purpose of the Employee Purchase Plan is to enable eligible full-time employees of the Corporation, through payroll deductions, to purchase shares of our Common Stock at a 10% discount from the prevailing market price from time to time.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Strayer Education, Inc. Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors and approved by shareholders at the May 21, 2001 annual meeting. The Audit Committee is currently composed of Messrs. Gensler (Chair), Grusky and Waite. In February 2003, Mr. Gensler was elected Chair upon Mr. Grusky's recommendation. Mr. Grusky stepped down as Chair because new SEC rules defining Audit Committee member "independence" would, when they became effective, likely preclude Mr. Grusky from serving on the Committee because of his affiliation with New Mountain Partners, L.P. (a greater than 10% shareholder of the Corporation). Under the Audit Committee Charter (a copy of which is available from the Corporation's Secretary) and the Committee's current policies, the Committee performs a variety of tasks, including being directly responsible for the appointment, compensation and oversight of the Corporation's independent accountants, reviewing the Corporation's accounting policies and reviewing the Corporation's unaudited quarterly earnings releases and periodic filings with the Securities and Exchange Commission that include financial statements, and reporting to the Board of Directors.

         The management of the Corporation is responsible for the Corporation's internal controls and financial reporting process and to maintain the Corporation's compliance with applicable accounting standards. PricewaterhouseCoopers LLP, the Corporation's independent accountants, are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In connection with this responsibility, during 2002 the Committee met and held discussions with management and the independent accountants four times. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and, independently with PricewaterhouseCoopers. The Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers its independence.

         Based upon the review and discussions referred to above, the Committee, consisting of the members for fiscal year ended December 31, 2002, recommended to the Board of Directors that PricewaterhouseCoopers be retained as auditors for fiscal year 2003 and that the audited financial statements for the year 2002 be included in the Corporation's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. In its report to the Board on the 2002 financial statements, the Audit Committee noted that (i) the Corporation's accounting policies were described as conservative by management and independently by the independent auditors; (ii) the Corporation had no off balance sheet entities or unusual related party transactions; and
(iii) there were no disagreements regarding any year-end adjustments between management and the independent auditors.


                                AUDIT COMMITTEE:


                               GARY GENSLER, CHAIR
                                ROBERT R. GRUSKY
                              G. THOMAS WAITE, III

                            Dated: February 12, 2003


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         In April 2001, the Corporation entered into an employment agreement with Mr. Silberman. The employment agreement provides for an initial three-year term, expiring on December 31, 2004, but is automatically extended for an additional year commencing on January 1, 2002 and each January 1 thereafter, unless the Corporation or Mr. Silberman has given written notice by September 30 of the immediately preceding year that it or Mr. Silberman, as the case may be, does not wish to extend the term of the agreement. For his services, Mr. Silberman is entitled to receive an annual salary of at least $350,000 plus a performance bonus based on his overall performance.

         In the event that Mr. Silberman is terminated by the Corporation without cause, he is entitled to receive a lump-sum payment of any earned but unpaid salary, bonus and benefits, plus an amount equal to three times his base salary and, in the event of a termination upon a change in control of the Corporation, three times his latest bonus actually paid. The agreement also contains covenants restricting Mr. Silberman from competing with the Company for three years after his termination of employment and requires Mr. Silberman to keep confidential the Corporation's proprietary information.


CERTAIN TRANSACTIONS WITH FORMER MANAGEMENT

         Purchase and Lease of Certain Campus Facilities. As of December 31, 2002 the Corporation had long-term operating leases for twenty-two of its various campus and other administrative locations. The rents on these leases are all at market rates. Of these twenty-two locations, four of the campuses, including the Washington, D.C. campus and three of the Virginia campuses, were in portions of 2002 leased from corporations which were wholly-owned by Mr. Bailey, the Corporation's former President and Chief Executive Officer and former majority stockholder. Rent paid to Mr. Bailey under these operating leases (involving a total of 92,100 square feet) for the year ended December 31, 2002 totaled $502,000. In

February 2002, the Corporation acquired for cash the Washington D.C., Manassas, Virginia and Woodbridge, Virginia campuses from investment partnerships and trusts in which Mr. Bailey and his family held interests for an aggregate payment of $12 million. These three campuses had 74,600 combined total square feet and a 2001 aggregate annual rent of $1,626,000. The Company believes this transaction was on terms at least as favorable to the Corporation as terms reached on an arm's length transaction. The Corporation currently believes that the one remaining campus lease with Mr. Bailey which expires in 2006 is on terms at least as favorable to the Corporation as terms reached in an arm's length transaction.


                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee and the Board of Directors have appointed the accounting firm of PricewaterhouseCoopers LLP to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2003. PricewaterhouseCoopers has acted as the Corporation's independent public accountants for the fiscal year ended December 31, 2002. Representatives of PricewaterhouseCoopers are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions. The ratification of the appointment of PricewaterhouseCoopers requires the approval of a majority of the votes cast at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

         Audit and Related Fees. PricewaterhouseCoopers billed the Corporation $129,000 for professional services rendered for the audit of our annual financial statements for the year 2002 and the review procedures of the financial statements included in our Forms 10-Q for the year 2002. PricewaterhouseCoopers also billed the Corporation $73,000 related to providing comfort letters for the November 2002 secondary offering of 2.3 million shares of Common Stock.

         Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers did not perform any financial information systems design or implementation services for the Corporation during the year 2002.

         All Other Fees. PricewaterhouseCoopers billed the Corporation $52,000 in connection with preparing the Corporation's tax returns and related tax services.

         The Audit Committee has considered whether the provision of non-audit corporate tax return preparation services to the Corporation is compatible with maintaining the principal accountant's independence. The Audit Committee has established a policy that PricewaterhouseCoopers may not provide any personal tax services to the Corporation's senior officers.


STOCKHOLDER PROPOSALS

         All stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Corporation no later than December 3, 2003 and must otherwise comply with rules of the SEC for inclusion in the Corporation's proxy statement and form of proxy relating to the meeting.

         SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation's proxy statement with respect to discretionary voting. The discretionary voting deadline for the Corporation's 2004 Annual Meeting is February 16, 2004. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Corporation's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Corporation's 2004 Annual Meeting of Stockholders.


OTHER MATTERS

         The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                            STRAYER EDUCATION, INC.

                                  MAY 7, 2003





                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



             |                                                    |
             |                                                    |
             V  Please detach and mail in the envelope provided.  V

--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
                             AND "FOR" PROPOSAL 2.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

--------------------------------------------------------------------------------

 1. Election of seven Directors by all Common Stockholderes:


                                 NOMINEES
 [ ] FOR ALL NOMINEES            o  Robert S. Silberman
                                 o  Dr. Charlotte F. Beason
 [ ] WITHHOLD AUTHORITY          o  William E. Brock
     FOR ALL NOMINEES            o  Gary Gensler
                                 o  Todd A. Milano
 [ ] FOR ALL EXCEPT              o  Robert L. Johnson
     (See instructions below)    o  G. Thomas Waite III


 INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o


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 To change the address on your account, please check the box at right and
 indicate your new address in the address space above. Please note that      [ ]
 changes to the registered name(s) on the account may not be submitted via this method.
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                                                       FOR   AGAINST   ABSTAIN
 2. Proposal to ratify the appointment of
    PricewaterhouseCoopers as independent              [ ]     [ ]        [ ]
    public accountants for the Corporation.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS, AND ON OTHER MATTERS IN THE DISCRETION OF THE PROXYHOLDER AS HE MAY DEEM ADVISABLE.

    The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 1, 2003, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

 If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

 PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER OR NOT YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.


      I plan to attend the May 7, 2003 Annual Stockholders Meeting.  [ ]


 Signature of Stockholder _______________________________ Date:_________________


 Signature of Stockholder _______________________________ Date:_________________

     NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                REVOCABLE PROXY

                            STRAYER EDUCATION, INC.
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2003
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder hereby appoints Robert S. Silberman, Steven
A. McArthur and Mark C. Brown or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 7, 2003 at 9:00 a.m. (Eastern time) at the Ritz Carlton Hotel, Pentagon City, 1250 South Hayes St., in Arlington, Virginia, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER OR NOT YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.

                       (To be signed on the reverse side)


                                                                           14475